
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter World Currency Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                      21,987,453
<SECURITIES>                                         0
<RECEIVABLES>                                   76,288<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              21,906,928<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                21,906,928<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,030,439<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,327,251
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                703,188
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            703,188
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   703,188
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $69,764 and due from
DWR of $6,524.
<F2)In addition to cash and receivables, total assets include net unrealized loss on open contracts of $156,813.
<F3>Liabilities include redemptions payable of $347,673, accrued management fee of $54,684, and accrued administrative expenses of $33,479.
<F4>Total revenues include realized trading revenue of $434,576, net change in unrealized of $944,627 and interest income of $651,236.

